                                                                     EXHIBIT 4.2

                               RIGHTS AGREEMENT
                               -----------------

     This Agreement, dated as of March 2, 1989, between Information Resources, Inc., a Delaware corporation (the "Company"), and Harris Trust and Savings Bank, an Illinois banking corporation (the "Rights Agent"), and amended and restated as of October 27, 1997.

                              W I T N E S S E T H
                              - - - - - - - - - -

     WHEREAS, on March 2, 1989 (the "Declaration Date"), the Board of Directors of the Company authorized and declared a dividend of one right (a "Right") for each outstanding share of Common Stock, $0.01 par value, of the Company (the "Common Stock") outstanding at the close of business on March 15, 1989 (the "Record Date"), each Right representing the right to purchase one one-hundredth of a Preferred Share (as hereinafter defined) upon the terms and subject to the conditions hereinafter set forth; and

     WHEREAS, the Board of Directors determined to amend and restate the Agreement, and directed the Rights Agent to execute and deliver this amendment and restatement.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     Section 1. Certain Definitions. For purposes of this agreement, the following terms shall have the meanings indicated:

     (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates (as such term is hereinafter defined) and Associates (as such term is hereinafter defined) of such Person, shall, subsequent to the Declaration Date, become the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the shares of Common Stock (as such term is hereinafter defined) of the Company, but shall not include the Company, any wholly owned Subsidiary (as such term is hereinafter defined) of the Company, any employee benefit plan of the Company or of any of its wholly owned Subsidiaries, or any entity holding Common Stock which was organized, appointed or established by the Company or any of its wholly owned Subsidiaries for or pursuant to the terms of any such plan. Notwithstanding the foregoing,
(i) no Person shall become an "Acquiring Person" as the result of an acquisition of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Stock of the Company then outstanding; provided, that if a Person shall become the Beneficial Owner of 15% or more of the Common Stock of the Company then outstanding by reason of share purchases by the Company and shall, thereafter, become the Beneficial Owner of any additional shares of Common Stock, then such Person shall be deemed to be an "Acquiring Person," unless upon becoming the Beneficial Owner of such additional shares, such Person Beneficially Owns less than 15% of the then outstanding Common Stock, and (ii) if the Board of Directors determines in good faith that a Person has become an "Acquiring Person" inadvertently, and such Person divests as promptly as practicable (and in any event within ten business days after notification by the Company) a sufficient number of shares of Common Stock so that such Person would no longer be an "Acquiring Person," then such Person shall not be deemed to have been an "Acquiring Person" for any purposes of this Agreement.

     (b)  "Act" shall mean the Securities Act of 1933, as amended.

     (c) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 (the "Exchange Act"), as in effect on the date hereof.

     (d) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," any securities:

          (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

          (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), arrangement or understanding (whether in writing or not), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights described herein), warrants or options, or otherwise; provided, however, that a Person shall not be deemed pursuant to this clause (ii)(A) to be the Beneficial Owner of, or to beneficially own, any security tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered security is accepted for payment or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding (whether in writing or not); provided, however, that a Person shall not be deemed pursuant to this clause (ii)(B) to be the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such securities (1) arises solely from a revocable proxy given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act, as amended, and (2) is not also then reportable on Schedule 13D under the Exchange Act; or

          (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (ii)(B) of this paragraph (d) or disposing of any securities of the Company; provided, however, no Existing Director shall be deemed pursuant to this clause (iii) to be the Beneficial Owner of, or to beneficially own, any securities owned by another Existing Director (or any other person who acquires by inheritance or devise securities as a result of death of such Existing Director), solely as a result of any such agreement, arrangement and understanding described in this clause (iii).

     (e) "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of Illinois are authorized or obligated by law or executive order to close.

     (f) "Close of business" on any given date shall mean 5:00 p.m., Chicago, Illinois time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 p.m., Chicago, Illinois time, on the next succeeding Business Day.

     (g) "Common Stock" shall mean the Common Stock, $0.01 par value, of the Company (as it may be constituted from time to time during the term of this Agreement), except that "Common Stock" when used with reference to any Person other than the Company (or, in the case of a transaction referred to in Section 13 hereof, if the Company is the successor to the other Person referred in clause (a), (b) or (c) of Section 13, or is the surviving corporation, when thereafter used with reference to the Company) shall mean the common stock (or, in the case of a partnership or other unincorporated entity, the equivalent equity interest) with the greatest voting power of such Person or, if such Person is a Subsidiary of another Person, the Person which ultimately controls such first-mentioned Person, together with all rights and benefits (however denominated or constituted) relating to such common stock (including, without limitation, any rights or warrants to acquire additional shares of such common stock or other securities or assets, or to participate in any trust for the benefit of holders of such shares, or to share in the benefits of any agreements or other arrangements for the benefit of such holders), whether or not such rights are yet exercisable, and together with any other securities which are represented by the certificates for such shares or are transferred in connection with transfers of such shares.

     (h) "Existing Directors" means those directors of the Company who were also directors of the Company immediately prior to the Declaration Date, or were elected by or upon the prior recommendation of the Existing Directors.

     (i)  "Person" shall mean any individual, firm, corporation or other entity.

     (j) "Preferred Shares" shall mean shares of Series A Participating Preferred Stock, par value $0.01 per share, of the Company having the rights and preferences set forth in the form of Certificate of Designation attached to this Agreement as Exhibit A.

     (k) "Stock Acquisition Date" shall mean the time and day when any Acquiring Person initially becomes such.

     (l) "Subsidiary" shall mean, with respect to any Person, any corporation or other entity as to which such Person beneficially owns sufficient voting securities to elect at least a majority of its directors (or similar individuals).

     (m)  The terms set forth below are defined in the Sections indicated below:

                          Term                           Section
                          ----                           -------
              Common Stock Exchange                   11(a)(iv)(B)

              Current Market Price                    11(d)

              Current Value                           11(a)(iv)(A)

              Declaration Date                        Recitals

              Distribution Date                       3(a)

              Equivalent Preferred Shares             11(b)

              Exchange Act                            1(c)

              Exchange Ratio                          22A

              Expiration Date                         7(a)

              Final Expiration Date                   7(a)

              Purchase Price                          7(b)

              Record Date                             Recitals

              Redemption Price                        23

              Right                                   Recitals

              Right Certificates                      3(a)

              Section 11(a)(ii) Trigger Date          11(a)(iv)

              Security                                11(d)(i)

              Spread                                  11(a)(iv)(A)

              Substitution Period                     11(a)(iv)

              Summary of Rights                       3(b)

              Trading Day                             11(d)(i)



     Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable.


     Section 3.   Issue of Right Certificates.

     (a) Until the close of business on the earliest of (i) the day of the first public announcement by the Company or an Acquiring Person of facts establishing that a Stock Acquisition Date has occurred (including any such date which is after the Declaration Date and prior to the issuance of the Rights) or
(ii) the tenth day (or such later date as may be determined by action of the Board) after the date of commencement of, or the first public announcement of the intention to commence, a tender offer or an exchange offer by any Person (other than the Company or any wholly owned Subsidiary of the Company) to acquire (when added to any equity securities as to which such Person is the Beneficial Owner immediately prior to such commencement) 15% or more of the issued and outstanding shares of Common Stock (including any such date which is after the Declaration Date and prior to the issuance of the Rights), the earliest of the dates referred to in clauses (i) and (ii) of this Section 3(a) being referred to as the "Distribution Date," (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall also be deemed to be Right Certificates (as such term is hereinafter defined)) and not by separate Right Certificates, and (y) the Rights (and the right to receive Right Certificates) will be transferable only in connection with the transfer of the underlying shares of Common Stock. As soon as practicable after the Distribution Date, the Rights Agent will mail, by first-class, postage-prepaid mail, to each record holder of the Common Stock as of the close of business on the Distribution Date, as shown by the records of the Company, at the address of such holder shown on such records, one or more right certificates, substantially in the form of Exhibit B hereto (the "Right Certificates"), evidencing one Right for each share of Common Stock so held, subject to adjustment as herein provided. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(n) hereof, at the time the Right Certificates are distributed the Company shall make the necessary and appropriate rounding adjustments pursuant to Section 14(a) hereof so that Right Certificates are distributed representing only whole numbers of Rights and cash is paid in lieu of fractional Rights. As of the close of business on the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

     (b) On the Record Date or as soon as practicable thereafter, the Company will mail a copy of the Summary of Rights to Purchase Common Stock in the form attached hereto as Exhibit C (the "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of the Common Stock as of the close of business on the Record Date, as shown by the records of the Company, at the address of such holder shown on such records. With respect to certificates for Common Stock outstanding as of the close of business on the Record Date, until the Distribution Date the Rights will be evidenced solely by such certificates registered in the names of the holders thereof (whether alone or together with a copy of the Summary of Rights). Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificate for Common Stock outstanding as of the close of business on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Stock represented thereby.

     The Company will mail to any record holder of a Right (including, prior to the Distribution Date, a record holder of Common Stock) a copy of this Rights Agreement, without charge within ten days of a written request therefor.

     (c) All certificates for Common Stock issued after the date hereof but prior to the earlier of the Distribution Date and the Expiration Date (as such term is hereinafter defined), shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

     This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Amended and Restated Rights Agreement between Information Resources, Inc. and Harris Trust and Savings Bank, dated as of October 27, 1997 (the "Rights Agreement"), the terms of which are hereby incorporated by reference and a copy of which is on file at the principal executive offices of Information Resources, Inc. Under certain circumstances as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Information Resources, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge within ten days after receipt of a written request therefor. Under certain circumstances provided for in the Rights Agreement, Rights beneficially owned by any Person who is an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) or any subsequent holder of such Rights may become null and void.

With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Stock represented thereby.

     Section 4. Form of Right Certificates. The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be substantially in the form of Exhibit B hereto, may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement; or as may be required to comply with any law or with any rule or regulation of any stock exchange or quotation system on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Sections 11 and 22 hereof, the Right Certificates, whenever distributed, shall be dated as of the Record Date, and on their face shall entitle the holders thereof to purchase such number of one one-hundredths of a Preferred Share as shall be set forth therein at the Purchase Price (as such term is hereinafter defined), but the number of such one one-hundredths of a Preferred Share and the Purchase Price shall be subject to adjustments as provided herein. To the extent provided in Section 11(a)(iii) hereof, certain Right Certificates shall contain the legend provided for therein.

     Section 5. Countersignature and Registration. The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or any Vice President, either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

     Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or such other designated by it for such purpose, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

     Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. Subject to the provisions of Sections 11(a)(iii) and 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Right Certificate or Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a Preferred Share as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office or such other office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate unless and until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side thereof and shall have provided such additional evidence of the identity of the Beneficial Owner, former Beneficial Owner and transferee Beneficial Owner (and Associates and Affiliates of the foregoing) as the Company shall reasonably request. Thereupon the Rights Agent shall countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

     Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

     Section 7.   Exercise of Rights; Purchase Price; Expiration Date of Rights.

     (a) Subject to Section 11(a)(iii) and (iv) and Section 23 hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase shares on the reverse side thereof duly executed, to the Rights Agent at its principal office or such other office designated by it for such purpose, together with payment of the Purchase Price for each one one-hundredth of a Preferred Share as to which the rights are exercised, at or prior to the earlier of (i) the close of business on October 27, 2007 (the "Final Expiration Date"), and (ii) the date and time at which the Rights are redeemed as provided in Section 23 hereof; such earlier date and time being referred to herein as the "Expiration Date."

     (b) The purchase price for each one one-hundredth of a Preferred Share pursuant to the exercise of a Right shall initially be $60, shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below (the "Purchase Price").

     (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax (as determined by the Rights Agent) in cash, or by certified check or bank draft payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares (or make available, if the Rights Agent is the transfer agent) certificates for the number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes such transfer agent to comply with all such requests or (B) requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and (iv) when appropriate, promptly after receipt of such cash deliver such cash to or upon the order of the registered holder of such Right Certificate.

     (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

     (e) Notwithstanding any other provision of this Agreement, neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless and until the registered holder shall have completed and signed the certificate contained in the form of election to purchase shares set forth on the reverse side thereof and shall have provided such additional evidence of the identity of the Beneficial Owner and former Beneficial Owner (and Associates and Affiliates of the foregoing) as the Company shall reasonably request.

     Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate destruction thereof to the Company.

     Section 9. Reservation and Availability of Preferred Shares. The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury, the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights.

     The Company covenants and agrees that it will take all such action as may be necessary to insure that all Preferred Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

     The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer involved in the transfer or delivery of Right Certificates or the issuance or delivery of certificates or depositary receipts for Preferred Shares in a name other than that of the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates or depositary receipts for Preferred Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

     The Company shall use its best efforts to (i) file, as soon as practicable following the Distribution Date, a registration statement under the Act with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act and the rules and regulations thereunder) until the expiration of the Rights. The Company will also take such action as may be appropriate under the blue sky laws of the various states.

     Section 10. Preferred Share Record Date. Each person in whose name any certificate or depositary receipt for Preferred Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares represented thereby on, and such certificate or depositary receipt shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Share transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate or depositary receipt shall be dated, the next succeeding Business Day on which the Preferred Share transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Shares of the Company for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

     Section 11. Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number of Preferred Shares or other securities covered by each right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

          (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

          (ii) In the event that any Person, alone or together with its Affiliates and Associates, shall become an Acquiring Person, then proper provision shall be made so that each holder of a Right (except as otherwise provided in clause (iii) below) thereafter shall have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of Preferred Shares, such number of shares of Common Stock of the Company as shall equal the result obtained
     (x) by multiplying the then current Purchase Price by the then number of one one-hundredths of a Preferred Share for which a Right is then exercisable and (y) dividing that product by 50% of the current market price per share of the Common Stock (determined pursuant to Section

     11(d) hereof) on the date of the occurrence of the event listed in this clause (ii), and, at the time such provision is made the Company shall cause to be reserved out of its authorized but unissued (or treasury) shares of Common Stock, the lesser of (m) the number of such shares that will be sufficient to permit the exercise in full of all outstanding Rights (other than those referred to in clause (iii) below) and (n) the number of such shares which are authorized by the Company's certificate of incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights.

          (iii) Notwithstanding any provision of this Agreement, upon the occurrence of the event listed in subparagraph (ii) above or of any of the events set forth in Section 13, any Rights beneficially owned by (p) an Acquiring Person or any Associate or Affiliate thereof, (q) a transferee of an Acquiring Person (or Associate or Affiliate thereof) who becomes the transferee of such Rights concurrently with such Acquiring Person becoming such or at any time thereafter, or (r) a transferee of an Acquiring Person (or Associate or Affiliate thereof) who becomes a transferee prior to the Acquiring Person becoming such and receives such Rights pursuant to a transfer by the Acquiring Person to holders of its stock or other equity, shall become null and void, and any existing or subsequent holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. Any Right Certificate issued pursuant to
     Section 3 or Section 22 hereof that represents Rights beneficially owned by any Person referred to in clause (p), (q) or (r) above, and any Right Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

          The Rights represented by this Right Certificate are or were beneficially owned by a Person who is, was or became an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as those terms are defined in the Rights Agreement). This Right Certificate and the Rights represented hereby may become null and void in the circumstances specified in the Rights Agreement.

     The Company shall use all reasonable efforts to comply with this clause
     (iii), but neither it nor the Rights Agent shall have any liability to any Person as a result of the failure to make any determination with respect to an Acquiring Person, or its Associates, Affiliates or transferees.

          (iv) In the event that the number of shares of Common Stock which are authorized by the Company's certificate of incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights in accordance with the foregoing clause (ii) of this Section 11(a), the Company shall:

               (A) determine the excess of (1) the value of the shares of Common Stock issuable upon the exercise of a Right pursuant to the foregoing clause (ii) of this

          Section 11(a) (the "Current Value") over (2) the then current Purchase Price (such excess being referred to herein as the "Spread"), and

               (B) with respect to each Right, make adequate provision to substitute for such shares of Common Stock issuable upon exercise of a Right pursuant to the foregoing clause (ii) of this Section 11(a), upon payment of the Purchase Price, (1) cash, (2) Common Stock or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock which the Board of Directors of the Company has deemed to have the same value as shares of Common Stock (such shares of preferred stock being referred to herein as "Common Stock Equivalents")), (3) debt securities of the Company, (4) other assets, or (5) any combination of the foregoing (provided, that in making any such provision, Rights shall, to the fullest extent feasible in view of the number of shares of authorized Common Stock not outstanding or reserved for issuance for purposes other than upon exercise of the Rights, be exercisable for Common Stock); in each case having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors of the Company based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Company;

     provided, however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the date of occurrence of the event listed in the foregoing clause (ii) of this Section 11(a) (such date being referred to herein as the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. Notwithstanding the immediately preceding sentence, if the Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not to more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such period, as it may be extended, being referred to herein as the "Substitution Period"). To the extent that the Company determines that some action needs to be taken pursuant to the first and/or second sentences of this Section 11(a)(iv), the Company (x) shall provide, subject to the foregoing clause (iii) of this Section 11(a), that such action shall apply uniformly to all outstanding Rights (except that, to the extent reasonably necessary to avoid the issuance of fractional shares of Common Stock, such action may provide for the issuance of shares of Common Stock upon the exercise of more than a specified number of Rights, and issuance of other equity securities, cash or other assets upon the exercise of such specified number (or any lesser number) of Rights) and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iv), the value of the Common Stock shall be the current market price (as determined pursuant to Section 11(d) hereof) per share of the Common Stock on the Section 11(a)(ii) Trigger Date and the terms of any Common Stock Equivalent shall be determined so that such Common Stock Equivalent shall have the same value as the Common Stock on such date.

     (b) In case the Company shall fix a record date for the issuance of rights or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges, and preferences as the Preferred Shares ("equivalent preferred shares")) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the current market price per Preferred Share (as defined in
Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of Preferred Shares and equivalent preferred shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares to be so offered (and/or the aggregate initial conversion price of the convertible securities to be so offered) would purchase at such current market price and of which the denominator shall be the number of Preferred Shares and equivalent preferred shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Preferred Shares owned by or held for the account of the Company or any of its Subsidiaries shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

     (c) In case the Company shall fix a record date for the making of a distribution to all holders of Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular periodic cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in
Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price per Preferred Share (as defined in Section 11(d)) on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and of which the denominator shall be such current market price per Preferred Share. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (d) (i) For the purpose of any computation hereunder, the "current market price" for any security (a "Security" for purposes of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event the current market price per share of the Security is determined during a period following the announcement by the issuer of such Security of a dividend or distribution on such Security payable in shares of such Security or securities convertible into shares of such Security, or any subdivision, combination or reclassification of such Security, and prior to the expiration of 30 Trading Days after the ex-dividend dated for such dividend or distribution or the record date for such subdivision, combination or reclassification, then, and in each such case, the current market price shall be appropriately adjusted to reflect ex-dividend or ex-distribution trading. The closing price for each day shall be the last sale price, regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of the Security are listed or admitted to trading or, if the shares of the Security are not listed or admitted to trading on any national securities exchange, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or any successor ("NASDAQ") or such other system then in use. Subject to Section 11(d)(ii) hereof, if on any such date the shares of the Security are not quoted by any such organization, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Company shall be used, such determination to be described in a statement filed with the Rights Agent. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of the Security are listed or admitted to trading is open for the transaction of business or, if the shares of the Security are not listed or admitted to trading on any national securities exchange, a Business Day.

          (ii) For the purpose of any computation hereunder, the "current market price" of the Preferred Shares shall be determined in accordance with the method set forth in Section 11(d)(i), except that if the Preferred Shares are not publicly traded, the "current market price" of the Preferred Shares shall be conclusively deemed to be the current per share market price of the Common Stock as determined pursuant to Section 11(d)(i) (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the Declaration Date), multiplied by one hundred. If neither the Common Stock nor the Preferred Shares are publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.

     (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of a least 1% in such price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-millionth of a Preferred Share. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment and (ii) the date of the expiration of the right to exercise any Rights.

     (f) In the event that at any time, as a result of an adjustment made pursuant to Section 11(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Section 11(a), (b), (c), (g), (h), (j), and (k), and the provisions of Sections 7, 9, 10, 13 and 14 of this Agreement with respect to the Preferred Shares shall apply on like terms to any such other shares.

     (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

     (h) Unless the Company shall have exercised its election as provided in
Section 11(i) of this Agreement, upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c) of this Agreement, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Preferred Share (calculated to the nearest one-millionth of a Preferred Share) obtained by (i) multiplying (x) the number of one one-hundredths of a Preferred Share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

     (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-hundredths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a Preferred Share for which it was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i) the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

     (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a Preferred Share issuable upon the Exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of one one-hundredths of a Preferred Share which were expressed in the initial Right Certificates issued hereunder.

     (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one-hundredth of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares at such adjusted Purchase Price.

     (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise in addition to the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

     (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reduction in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Shares, issuance wholly for cash of any Preferred Shares at less than the current market price, issuance wholly for cash or Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, stock dividends or issuance of rights, options or warrants referred to hereinabove in this

Section 11, hereafter made by the Company to holders of its Preferred Shares, shall not be taxable to such stockholders.

     (n) In the event that the Company shall, at any time after the date of this Agreement and prior to the Distribution Date, (i) declare a dividend on the outstanding shares of Preferred Shares payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) effect a reclassification of its outstanding Common Stock, the number of Rights associated with each share of Common Stock shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock immediately following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following such event.

     (o) The Company covenants and agrees that, after the Stock Acquisition Date, it will not, except as permitted by Section 23 hereof, take (or permit any Subsidiary to take) any action the purpose or effect of which is to diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights unless such action is approved by a majority of the Existing Directors.

     Section 12.  Certification of Adjusted Purchase Price or Number of
Shares. Whenever an adjustment is made as provided in Sections 11 or 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment,
(b) promptly file with the Rights Agent and with each transfer agent for the Common Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof.

     Section 13.  Consolidation, Merger or Sale or Transfer of Assets or
Earning Power. In the event that, following the Stock Acquisition Date, directly or indirectly, (a) the Company shall consolidate with, or merge with and into, any other Person and the Company shall not be the continuing or surviving corporation of such merger or consolidation, (b) any Person shall consolidate with, or merge with and into, the Company, the Company shall be the continuing or surviving corporation of such merger and, in connection with such consolidation or merger, all or part of the Common Stock shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (c) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole and calculated on the basis of the Company's most recent regularly prepared financial statements) to any Person (together with its Affiliates) other than the Company or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole and calculated on the basis of the Company's most recent regularly prepared financial statements) to any Person (together with its Affiliates) other than the Company or one or more of its wholly owned Subsidiaries, then, and in each such case, proper provision shall be made so that (i) each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable shares of Common Stock of such other Person (including the Company as successor thereto or as the surviving corporation) as shall be equal to the result obtained (x) by multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is exercisable immediately prior to such event and (y) dividing that product by 50% of the current market price per share of the Common Stock of such other Person (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (ii) the issuer of such Common Stock shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such issuer; and (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock in accordance with Section 9 hereof (applying the provisions thereof with respect to Preferred Shares of the Company to the Common Stock of such issuer)) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its Common Stock thereafter deliverable upon the exercise of the Rights. The Company shall not enter into any transaction of the kind referred to in this
Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The Company shall not agree to consummate or consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing, and further providing that, as soon as practicable after the earlier of such agreement or such consummation in this Section 13, such issuer will:

          (i) prepare and file a registration statement under the Act with respect to the Rights and the securities purchasable upon the exercise of the Rights on an appropriate form, and use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and to remain effective (with a prospectus at all time meeting the requirements of the Act) until the date of expiration of the Rights; and

          (ii) deliver to holders of the Rights historical financial statements for such issuer which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

     The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that one of the transactions described in this Section 13 shall occur at any time after the occurrence of a Section 11(a)(ii) Trigger Date, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in this Section.

     Section 14.  Fractional Rights and Fractional Shares.
                  ----------------------------------------

     (a) The Company shall not be required to issue fractions of Rights (except, prior to the Distribution Date, as provided in Section 11(n) hereof) or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights, as selected by the Board of Directors of the Company. If on any such date the Rights are not quoted by any such organization and no professional market marker is making such a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

     (b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-hundredth) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-hundredth). Fractions of Preferred Shares in integral multiples on one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-hundredth of a Preferred Share, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share. For purposes of this Section 14(b), the current market value of a Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

     (c) The holder of a Right by his acceptance hereof expressly waives any right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

     Section 15. Rights of Action. All rights of action in respect of this Agreement are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, any holder of the Common Stock), may, on his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

     Section 16. Agreement of Right Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

     (a) prior to the Distribution Date, the Rights will be transferrable only in connection with the transfer of Common Stock;

     (b) after the Distribution Date, the Right Certificates are transferrable only on the registry books of the Rights Agent if surrendered at the principal office or such other office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

     (c) subject to Section 6 and Section 7(e) hereof, the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

     (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company must use its best efforts to have any such order, decree or ruling lifted, dissolved or otherwise overturned as soon as possible.

     Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 24 of this Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

     Section 18. Concerning the Rights Agent. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability.

     The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

     Section 19. Merger or Consolidation or Change of Name of Rights Agent. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of
Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificate shall have the full force provided in the Right Certificate and in this Agreement.

     In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agency may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

     Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations expressly set forth in this Agreement, and no implied duties or obligations shall be read into this Agreement against the Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

     (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

     (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person or any Affiliate or Associate thereof) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively provided and established by a certificate signed by the Chairman of the Board, the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

     (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

     (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof), or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

     (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificates; nor shall it be responsible for any change in the exercisability of the Rights (including Rights becoming null and void pursuant to Section 11(a)(iii) hereof); nor shall it be responsible for any adjustment required under the provisions of

Section 11 or 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares or other securities to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares or other securities will, when issued, be validly authorized and issued, fully paid and nonassessable.

     (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

     (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President or any Vice President or the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

     (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

     (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

     Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of any Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation, bank or trust company organized and doing business under the laws of the United States or of any state thereof, in good standing, having its principal office in the State of Illinois, which is authorized under applicable laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000.000. After appointment the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall, upon payment of its charges, deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

     Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares of stock or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, the Company may, if deemed necessary or appropriate by its Board of Directors, issue Right Certificates in connection with the sale of shares of Common Stock following the Distribution Date but prior to the earlier of (x) the redemption of the Rights or (y) the Expiration Date, other than to or for the benefit of an Acquiring Person or an Affiliate or Associate thereof.

     Section 22A.   Exchange.

     (a) The Board may, at its option, at any time after the time that any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction involving either the Common Stock or the Preferred Shares occurring after the Declaration Date (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the board shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, any entity holding Common Stock for or pursuant to the terms of any such plan or any trustee, administrator or fiduciary of such a plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Stock then outstanding.

     (b) Immediately upon the action of the Board ordering the exchange of any Rights pursuant to Section 22A(a) hereof and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall promptly mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void) held by each holder of Rights.

     (c) In any exchange pursuant to this Section 22A, the company, at its option, may substitute Preferred Shares (or equivalent preferred shares, as such term is defined in Section 11(b) hereof) for some or all of the Common Stock exchangeable for Rights, at the initial rate of one one-hundredth of a Preferred Share (or equivalent preferred share) for each share of Common Stock, as appropriately adjusted to reflect adjustments in the voting rights of the Preferred Shares pursuant to the terms thereof, so that the fraction of a Preferred Share delivered in lieu of each share of Common Stock shall have the same voting rights as one share of Common Stock.

     (d)  The Board shall not authorize any exchange transaction referred to in
Section 22A(a) hereof unless at the time such exchange is authorized there shall be sufficient Common Stock or Preferred Shares issued but not outstanding, or authorized but unissued, to permit the exchange of Rights as contemplated in accordance with this Section 22A.

     Section 23.    Redemption.

     (a) The Board of Directors of the Company may, at its option, at any time prior to the earlier of (i) the occurrence of a Stock Acquisition Date and (ii) the close of business on the Final Expiration Date, elect to redeem all but not less than all the then-outstanding Rights at a redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date thereof (such redemption price being hereinafter referred to as the "Redemption Price"). If following a Stock Acquisition Date, (x) each Acquiring Person shall have disposed of a sufficient number of shares of Common Stock such that each such Person (together with its Affiliates and Associates) is, for a period of at least 30 days, no longer the Beneficial Owner of 10% or more of the then outstanding Common Stock and (y) no event described in Section 13 shall have occurred, then (from and after the end of such 30 day period) the right of redemption shall be reinstated and thereafter shall continue in accordance with this Section 23 until such time as there is a subsequent Stock Acquisition Date, and, for purposes of the provisions of Section 26 of this Agreement, no Stock Acquisition Date shall be deemed to have occurred. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable until such time as the Company's right of redemption under the first sentence of this

Section 23(a) has expired. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the "current market price", as defined in Section 11(d)(i) hereof, of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors.

     (b) Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights (or, if such redemption is subject to conditions, immediately upon satisfaction of such conditions), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Within ten days after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then-outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

     Section 24. Notice of Certain Events. In case the Company shall propose, at any time after the Distribution Date, (a) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution described to the holders of its Preferred Shares (other than a regular periodic cash dividend), or (b) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or securities convertible into Preferred Shares, or
(c) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares) or any other event described in Section 11(a)(i) hereof, or (d) to effect any transaction referred to in Section 13 hereof, or (e) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right, in accordance with Section 25 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or Rights, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of Common Stock and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a), (b) or (e) above at least 20 days prior to the record date for determining holders of the Common Stock for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock and/or Preferred Shares, whichever shall be earlier.

     In case any of the events set forth in Section 11(a)(ii) hereof shall occur, then, and in each such case, the Company shall as soon as practicable thereafter give each holder of a Right, in accordance with Section 25 hereof, a notice of the occurrence of such event, which shall specify the event and its consequences under Section 11(a)(ii), (iii) and (iv) hereof.

     The failure to give notice required by this Section 24 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

     Section 25. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

          Information Resources, Inc.
          150 North Clinton Street
          Chicago, Illinois  60606
          Attention:  Corporate Secretary

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

          Harris Trust and Savings Bank
          311 West Monroe Street
          Chicago, Illinois 60690
          Attention:  Shareholder Services Department

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate (or, if prior to the Distribution Date, to the holder of any certificate for shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

     Section 26. Supplements and Amendments. The Company and the Rights Agent may from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein (provided that any amendment made pursuant to clause (i) or (ii) hereof after the Stock Acquisition Date shall not materially adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or any Affiliate or Associate thereof)), (iii) prior to the Stock Acquisition Date, or under the other circumstances under which, pursuant to Section 23, a Stock Acquisition Date will be deemed not to have occurred, to effect any other change or modification which the Company may deem necessary or desirable, or (iv) after the Stock Acquisition Date, to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or any Affiliate or Associate thereof). Notwithstanding anything contained in this Agreement to the contrary, this Agreement may not be amended or supplemented to reinstate a right of redemption if the Rights are not then redeemable. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment has been approved by the Company's Board of Directors and is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment unless the Rights Agent shall have determined in good faith that such supplement or amendment would adversely affect its interests under this Agreement. Prior to the Distribution Date, the interests of the holders of the Rights shall be deemed coincident with the interests of the holders of the Common Stock.

     Section 27. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 28. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, of the Common Stock of the Company) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, of the Common Stock of the Company).

     Section 29. Severability. If any term, provision, covenant or restriction of this Agreement or the Rights is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of this Agreement and the Rights shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     Section 30. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

     Section 31. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     Section 32. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                           [intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the date and the year specified above.


Attest:                             INFORMATION RESOURCES, INC.


   /s/ Edward S. Berger                /s/ Gian M. Fulgoni
By__________________________        By______________________________
  Title: Secretary                    Title: Chief Executive Officer


Attest:                             HARRIS TRUST & SAVINGS BANK


                                       /s/ Keith A. Bradley
By_________________________         By_____________________________
  Title:                              Title: Vice President

                                                                       Exhibit A
                                                                       ---------

                                     FORM

                                      of

                          CERTIFICATE OF DESIGNATIONS

                                      of

                    SERIES A PARTICIPATING PREFERRED STOCK

                                      of

                          INFORMATION RESOURCES, INC.

                        (Pursuant to Section 151 of the
                       Delaware General Corporation Law)

                 --------------------------------------------

     Information Resources, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on March 2, 1989:

     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, par value $0.01 per share (the "Preferred Stock"), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

     Series A Participating Preferred Stock:

     Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 200,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

     Section 2.  Dividends and Distributions.
                 ---------------------------

     (A) The holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $.01 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock), then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution of the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

     (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) Except as otherwise provided herein, in the Certificate of Incorporation, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     (C) Except as set forth herein, or as otherwise provided by the Certificate of Incorporation or by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 4.  Certain Restrictions.
                 --------------------

     (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not;

               (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

               (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

               (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

     Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of

Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other properly, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

     Section 9. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

     IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its Chairman of the Board and attested by its Secretary as of this 2nd day of March, 1989.

                                    INFORMATION RESOURCES, INC.


                                    By:
                                       --------------------------------
                                         Gian Fulgoni, President

[SEAL]                              ATTEST:


                                       --------------------------------
                                         Edward S. Berger, Secretary

                                                                       Exhibit B
                                                                       ---------

                          (Form of Right Certificate)


Certificate No. R-                                     __________________ Rights


     NOT EXERCISABLE AFTER OCTOBER 27, 2007 OR EARLIER IF NOTICE OF REDEMPTION IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR ANY ASSOCIATES OR AFFILIATES THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO IS, WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON (AS THOSE TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN THE RIGHTS AGREEMENT.]/1/*


                               Right Certificate

                          INFORMATION RESOURCES, INC.

     This certifies that _________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of March 2, 1989, and Amended and Restated as of October 27, 1997 (the "Rights Agreement") between Information Resources, Inc., a Delaware corporation (the "Company"), and Harris Trust and Savings Bank, an

----------------------
     * The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

Illinois national banking corporation (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date and prior to 5:00 p.m. (Chicago, Illinois time) on the Expiration Date (as such terms are defined in the Rights Agreement) at the principal office or such other office of the Rights Agent designated for such purpose, or of its successors as Rights Agent, one one - hundredth of a fully paid, non-assessable share of Series A Participating Preferred Stock, $0.01 par value (the "Preferred Shares"), of the Company, at a purchase price of $60 per one one-hundredth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the appropriate Form of Election to Purchase Shares duly executed. The number of Rights evidenced by this Right Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, have been determined as of March 15, 1989.

     As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredths of a Preferred Share or other securities which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events, and in certain circumstances may be exercised to purchase securities of issuers other than the Company.

     This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are available free of charge upon written request mailed to it at 311 West Monroe Street, Chicago, Illinois 60690,
Attention: Shareholder Services Department.

     This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-hundredths of a Preferred Share as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive, upon surrender hereof, another Right Certificate or Right Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate may be redeemed by the Company at its option at a redemption price of $.01 per Right (payable in cash, shares of Common Stock or other consideration), appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate (and the Rights Agreement itself) may be amended by action of the Company's Board of Directors.

     No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

     No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

     This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of ___________________________, 19 ______.


ATTEST:                             INFORMATION RESOURCES, INC.


By: ______________________________  By: ________________________________
              Secretary                              Title:


Countersigned:

HARRIS TRUST AND SAVINGS BANK


By: ______________________________
         Authorized Signature

                 [Form of Reverse Side of Right Certificate]

                             FORM OF ASSIGNMENT
                             ------------------

              (To be executed by the registered holder if such
             holder desires to transfer the Right Certificate.)

          FOR VALUE RECEIVED___________________________________________________
hereby sells, assigns and transfers unto_______________________________________
_______________________________________________________________________________


                 (Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint_________________________________ _______________________________________ Attorney, to transfer the within Right
Certificate on the books of the within-named Company, with full power of substitution.

DATED: ____________________, 19 __

                                     ________________________________________
                                                    Signature

Signature Guaranteed:
__________________________________


                                  Certificate
                                  -----------

     The undersigned hereby certifies by checking the appropriate boxes that:
     (1) this Right Certificate [   ] is [   ] is not being sold, assigned and
transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

     (2)  after due inquiry and to the best knowledge of the undersigned, it
[   ] did [   ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated: ______________________, 19__    ________________________________________
                                                      Signature


Signature Guaranteed:

___________________________________



                                     NOTICE
                                     ------

     The signature of the foregoing Assignment must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                      FORM OF ELECTION TO PURCHASE SHARES
                      -----------------------------------

                      (To be executed if holder desires to
                        exercise the Right Certificate.)

To Information Resources, Inc.:

     The undersigned hereby irrevocably elects to exercise ___________ Rights represented by this Right Certificate to purchase the Preferred Shares (or such other securities of the Company or any other person) issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

Please insert social security
or other identifying number


________________________________________________________________________________
                        (Please print name and address)

________________________________________________________________________________

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

________________________________________________________________________________
                        (Please print name and address)

________________________________________________________________________________

Dated: ______________________, 19__

                                         _______________________________________
                                                        Signature

Signature Guaranteed:
___________________________________

                                  Certificate
                                  -----------

     The undersigned hereby certifies by checking the appropriate boxes that:
     (1)  the Rights evidenced by this Right Certificate [   ] are [   ] are not
being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);
     (2)  after due inquiry and to the best knowledge of the undersigned, it
[   ] did [   ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: _____________________, 19___     _______________________________________
                                                       Signature

Signature Guaranteed:

___________________________________

                                     NOTICE
                                     ------

The signature to the foregoing Election to Purchase must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                       Exhibit C
                                                                       ---------

                          INFORMATION RESOURCES, INC.
                          ---------------------------

                 SUMMARY OF RIGHTS TO PURCHASE PREFERRED SHARES

     On March 2, 1989 (the "Declaration Date"), the Board of Directors of Information Resources, Inc. (the "Company") declared a dividend distribution of one Right for each outstanding share of Common Stock of the Company. The dividend is payable on March 15, 1989 to the stockholders of record as of the close of business on such date (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of the Company's Series A Participating Preferred Stock, $0.01 par value (the "Preferred Shares") at a price of $60 per one one-hundredth of a share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Harris Trust and Savings Bank (the "Rights Agent").

     Until close of business on the earliest of (i) the day of the first public announcement by the Company or an Acquiring Person of facts establishing that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, 15% or more of the outstanding shares of Common Stock of the Company or (ii) the tenth day (or such later date as may be determined by action of the Board) after the date of the commencement of, or the first public announcement of the intention to commence, a tender or an exchange offer by any person (other than the Company) to acquire (when added to any shares as to which such person is the beneficial owner immediately prior to such commencement) 15% or more of the issued and outstanding shares of Common Stock, the earliest of such dates being called the "Distribution Date," the Rights will be evidenced, with respect to any of the Company's Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate and this Summary.

     The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Company's Common Stock. New Common Stock certificates issued after the Record Date upon transfer or new issuance of the Company's Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date, the surrender for transfer of any of the Common Stock certificates outstanding as of the Record Date will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate and the number of Rights associated with each share of Common Stock shall be proportionately adjusted in the event of any dividend in Common Stock on the Common Stock or subdivision, combination or reclassification of the Common Stock. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Company's Common Stock as of the close of business on the Distribution Date and such separate certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on October 27, 2007 unless earlier redeemed by the Company as described below.

     The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Shares, (ii) upon the grant to holders of Preferred Shares of certain rights or warrants to subscribe for shares of Preferred Shares or convertible securities at less than the current market Price of the Preferred Shares or (iii) upon the distribution to holders of Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

     In the event that the Company is acquired in a merger or other business combination or more than 50% of its consolidated assets or earning power are sold, proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the surviving company (or its parent company) which at the time of such transaction would have a market value of two times the exercise price of the Right. In the event that a person becomes an Acquiring Person, the Rights Agreement provides proper provision would be made so that each holder of a Right, other than the Acquiring Person (whose Rights would thereafter be null and void) and certain of its transferees, would thereafter have the right to receive upon exercise that number of shares of the Company's Common Stock having a market value of two times the exercise price of the Right.

     At any time after a person becomes an Acquiring Person and prior to the acquisition by such person of 50% or more of the outstanding Common Stock of the Company, the Board of Directors may exchange the Rights (other than Rights owned by such person), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-hundredth of a Preferred Share (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

     Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per share of Common Stock. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per share of Common Stock. In addition to certain voting rights required by the Company's Certificate of Incorporation, each Preferred Share will have 100 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.

     Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares (other than fractions that are integral multiples of one one-hundredth) will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading date prior to the date of exercise.

     At any time prior to the date an Acquiring Person has become such, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (payable in cash, shares of Common Stock or other consideration), appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (the "Redemption Price"). Under certain circumstances, the Rights may also be redeemed after an Acquiring Person has become such if such person thereafter reduces its holdings to less than 10% for at least 30 days. Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, no right to vote or to receive dividends.

     At any time prior to the time that a person has become an Acquiring Person, the Company may amend the Rights Agreement and the terms of the Rights in any manner deemed necessary or desirable. Thereafter, the Rights Agreement and the terms of the Rights may be amended by the Company under certain circumstances, including to provide additional benefits to the holders of the Rights.